Exhibit 10.1

                                                                Loan No. V_00303

                                 FIXED RATE NOTE

$8,100,000.00                                                 September 15, 1997

         FOR VALUE RECEIVED CADIZ PROPERTIES, INC., a Texas corporation (hereinafter referred to as "Borrower"), promises to pay to the order of MORGAN GUARANTY TRUST COMPANY OF NEW YORK, a New York banking corporation, its successors and assigns (hereinafter referred to as "Lender"), at the office of Lender or its agent, designee, or assignee at 60 Wall Street, New York, New York 10260-0060, Attention: Loan Servicing, or at such place as Lender or its agent, designee, or assignee may from time to time designate in writing, the principal sum of EIGHT MILLION ONE HUNDRED THOUSAND AND NO/100 DOLLARS ($8,100,000.00), in lawful money of the United States of America, the Applicable Interest Rate
(hereinafter defined) at all times prior to the occurrence of an Event of Default (as defined in the Security Instrument [hereinafter defined]), and to be paid in installments as set forth below. Unless otherwise herein defined, all initially capitalized terms shall have the meanings given such terms in the Security Instrument.

                                1. PAYMENT TERMS

         Principal and interest due under this Note shall be paid as follows:

                  (a) A payment of interest only on the date hereof for the period from the date of the advance of the principal evidenced hereby through September 30, 1998, both inclusive; and

                  (b) A constant payment of Sixty-Nine Thousand Seven Hundred Eighty-One and 86/100 Dollars ($69,781.86), on the first day of November, 1997 and on the first day of each calendar month thereafter up to and including the first day of September, 2007;

                           (i) First, to the payment of interest and other costs and charges due in connection with this Note or the Debt, as Lender may determine in its sole discretion; and

                          (ii) The balance shall be applied toward the reduction of the principal sum;

and the balance of said principal sum, together with accrued and unpaid interest and any other amounts due under this Note shall be due and payable on the first day of October, 2007 or upon earlier maturity hereof whether by acceleration or otherwise (the "Maturity Date"). Interest on the principal sum of this Note shall be calculated on the basis of a three hundred sixty (360) day year composed of twelve (12) months of thirty (30) days each, expect that Internet



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calculated  with reference to the maximum rate permitted by applicable law shall be calculated by multiplying the actual number of days elapsed in such period by a daily rate based on a year of 365/366 days (as applicable). All amounts due under this Note shall be payable without setoff, counterclaim or a any other deduction whatsoever.

                                   2. INTEREST

         The term "Applicable Interest Rate" means from the date of this Note through and including the Maturity Date, a rate of eight and two-fifths percent (8.40%) per annum.

                                   3. SECURITY

         This Note is secured by, and Lender is entitled to the benefits of, the Security Instrument, the Assignment, the Environmental Agreement, and the other Loan Documents (hereinafter defined). The term "Security Instrument" means the Deed of Trust and Security Agreement dated the date hereof given by Borrower for the use and benefit of Lender covering the estate of Borrower in certain premises as more particularly described therein, which premises, together with all properties, rights, titles, estates and interests now or hereafter securing the Debt and/or other obligations of Borrower under the Loan Documents, are collectively referred to herein as the ("Property"). The term "Assignment" means the Assignment of Leases and Rents of even date herewith executed by Borrower in favor of Lender. The term "Environmental Agreement" means the Environmental Liabilities Agreement of even date herewith executed by Borrower and/or others in favor of Lender. The term "Loan Documents" refers collectively to this Note, the Security Instrument, the Assignment, the Environmental Agreement, and any and all other documents executed in connection with this Note or now or hereafter executed by Borrower and/or others and by or in favor of Lender, which wholly or partially secure or guarantee payment of this Note or pertains to indebtedness evidenced by this Note.

                                   4. LATE FEE

         If any installment payable under this Note (including the final installment due on the Maturity Date) is not received by Lender within ten (10) days after the date on which it is due (without regard to any applicable cure and/or notice period), Borrower shall pay to Lender upon demand an amount equal to the lesser of (a) five percent (5%) of such unpaid sum or (b) the maximum amount permitted by applicable law to delay the expenses incurred by Lender in handling and processing such delinquent payment and to compensate Lender for the loss of the use of such delinquent payment, and such amount shall be secured by the Loan Documents.

                           5. DEFAULT AND ACCELERATION

         So long as an Event of Default exist, Lender may, at its option, without notice or demand to Borrower, declare the Debt immediately due and payable. All remedies hereunder, under the Loan Documents and at law or in equity shall be cumulative. In the event that it should become necessary to


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employ  counsel to collect the Debt or to protect or foreclose  the security for the Debt or to defend against any claims asserted by Borrower arising from or related to the Loan Documents, Borrower also agrees to pay to Lender on demand all costs of collection or defense incurred by Lender, including reasonable attorneys' fees for the services of counsel whether or not suit be brought.

                               6. DEFAULT INTEREST

         Upon the occurrence of an Event of Default, Borrower shall pay interest on the entire unpaid principal sum and any other amounts due under the Loan Documents at the rate equal to the lesser of (a) the maximum rate permitted by applicable law, or (b) the greater of (i) five percent (5%) above the Prime Rate (hereinafter defined) in effect at the time of the occurrence of the Event of Default (the "Default Rate"). The term "Prime Rate" means the prime rate reported in the Money Rates section of The Wall street Journal. In the event that The Wall Street Journal should cease or temporarily interrupt publication, the term "Prime Rate" shall mean the daily average prime rate published in another business newspaper, or business section of a newspaper, of national standing and general circulation chosen by Lender. In the event that a prime rate is no longer generally published or is limited, regulated or administered by a governmental or quasi-governmental body, then Lender shall select a comparable interest rate index which is readily available and verifiable to Borrower but is beyond Lender's control. The Default Rate shall be computed from the occurrence of the Event of Default until the actual receipt and collection of a sum of money determined by Lender to be sufficient to cure the Event of Default. Amounts of interest accrued at the Default Rate shall constitute a portion of the Debt, and shall be deemed secured by the Loan Documents. This clause, however, shall not be construed as an agreement or privilege to extend the date of the payment of the Debt, nor as a waiver of any other right or remedy accruing to Lender by reason of the occurrence of any Event of Default.

                                  7. PREPAYMENT

                  (a) The principal balance of this Note may not be prepaid in whole or in part (except with respect to the application of casualty or condemnation proceeds) prior to the fifth Loan Year (as hereinafter defined). During the fifth Loan Year or at anytime thereafter, provided no Event of Default exists, the principal balance of this Note may be prepaid, in whole but not in part (except with respect to the application of casualty or condemnation proceeds), on any scheduled payment date under this Note upon not less than thirty (30) days prior written notice to Lender specifying the scheduled payment date on which prepayment is to be made (the "Prepayment Date") and upon payment of (i) interest accrued and unpaid on the principal balance of this Note to and including the Prepayment Date, (ii) all other sums then due under this Note and the other Loan Documents, and (iii) a prepayment consideration in an amount equal to the greater of (A) one percent (1%) of the outstanding principal balance of this Note at the time of prepayment, or (B) (x) the present value as of the Prepayment Date of the remaining scheduled payments of principal and interest from the Prepayment Date through the Maturity Date (including any


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balloon  payment)  determined by discounting  such payments at the Discount Rate
(as hereinafter defined), less (y) the amount of principal being prepaid. The term "Prepayment Date" means the rate which, when compounded monthly, is equivalent to the Treasury Rate (as hereinafter defined), when compounded semi-annually. The term "Treasury Rate" means the yield calculated by the linear interpolation of the yields, as reported in Federal Reserve Statistical Release
H.15-Selected    Interest    Rates   under   the   heading   "U.S.    Government
Securities/Treasury Constant Maturities" for the week ending prior to the Prepayment Date, of U.S. Treasury constant maturities with maturity dates (one longer and one shorter) most nearly approximating the Maturity Date. (In the event Release H.15 is no longer published, Lender shall select a comparable publication to determine the Treasury Rate.) Lender shall notify Borrower of the amount and the basis of determination of the required prepayment consideration. Notwithstanding the foregoing, Borrower shall have the additional privilege to prepay the entire principal balance of this Note (together with any other sums constituting the Debt) on any scheduled payment date during the six (6) months preceding the Maturity Date without any fee or consideration for such privilege. If any such notice of prepayment is given, the principal balance of this Note and the other sums required under this paragraph shall be due and payable on the Prepayment Date. Lender shall not be obligated to accept any prepayment of the principal balance of this Note unless it is accompanied by the prepayment consideration due in connection therewith. The term "Loan Year" for purposes of this paragraph means each complete 365-day period (366 days in a leap year) after the first scheduled payment date set forth in Section 1 of this Note.

                  (b) If following the occurrence of any Event of Default, Borrower shall tender payment of an amount sufficient to satisfy the Debt at any time prior to a sale of the Property, either through foreclosure or the exercise of the other remedies available to Lender under the Security Instrument, such tender by Borrower shall be deemed to be a voluntary prepayment under this Note in the amount tendered. If at the time of such tender, prepayment of the principal balance of this Note is not permitted, Borrower shall, in addition to the entire Debt, also pay to Lender a sum equal to interest which would have accrued on the principal balance of this Note at the Applicable Interest Rate in effect on the date which is five (5) days prior to the date of prepayment, from the date of such tender to the first day of the period during which prepayment of the principal balance of this Note would have been permitted, together with a prepayment consideration equal to the prepayment consideration which would have been payable as of the first day of the period in which prepayment is permitted under this Note. If at the time of such tender, prepayment of the principal balance of this Note is permitted, Borrower shall, in addition to the entire Debt, also pay to Lender the applicable prepayment consideration specified in this Note.

                  (c) If the prepayment results from the application to the Debt of the casualty or condemnation proceeds from the Property, no prepayment consideration will be imposed. Partial prepayments of principal resulting from the application of casualty or insurance proceeds to the Debt shall not change the amounts of subsequent monthly installments nor change the dates on which such installments are due, unless Lender shall otherwise agree in writing.


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                                8. SAVINGS CLAUSE

         This Note is subject to the express condition that at no time shall Borrower be obligated or required to pay interest on the principal balance due hereunder at a rate which could subject Lender to either civil or criminal liability as a result of being in excess of the maximum interest rate which Borrower is permitted by applicable law to contract or agree to pay. If by the terms of this Note, Borrower is at any time required or obligated to pay interest on the principal balance due hereunder at a rate in excess of such maximum rate, the Applicable Interest Rate or the Default Rate, as the case may be, shall be deemed to be immediately reduced to such maximum rate and all previous payments in excess of the maximum rate shall be deemed to have been payments in reduction of principal and not on account of the interest due hereunder. All sums paid or agreed to be paid to Lender for the use, forbearance, or detention of the Debt, shall to the extent permitted by applicable law, be amortized, prorated, allocated, and spread throughout the full stated term of this Note until payment in full so that the rate or amount of interest on account of the Debt does not exceed the maximum lawful rate of interest from time to time in effect and applicable to the Debt for so long as the Debt is outstanding. Notwithstanding anything to the contrary contained herein or in any of the other Loan Documents, it is not the intention of Lender to accelerate the maturity of any interest that has not accrued at the time of such acceleration or to collect unearned interest at the time of such acceleration.

                                   9. WAIVERS

                  (a) Except as specifically provided in the Loan Documents, Borrower and any endorsers, sureties or guarantors hereof jointly and severally waive presentment and demand for payment; notice of intent to accelerate maturity, notice of acceleration of maturity, protest and notice of protest and non-payment, all applicable exemption rights, valuation and appraisement, notice of demand, and all other notices in connection with the delivery, acceptance, performance, default or enforcement of the payment of this Note and the bringing of suit and diligence in taking any action to collect any sums owing hereunder or in proceeding against any of the rights and collateral securing payment hereof. Borrower and any surety, endorser or guarantor hereof agree (i) that the time for any payments hereunder may be extended from time to time without notice and consent, (ii) to the acceptance by Lender of further collateral, (iii) the release by Lender of any existing collateral for the payment of this Note, (iv) to any and all renewals, waivers or modifications that may be granted by Lender with respect to the payment or other provisions of this Note, and/or (v) that additional Borrowers, endorsers, guarantors or sureties may become parties hereto all without notice to them and without in any manner affecting their liability under or with respect to this Note. No extension of time for the payment of this Note or any installment hereof shall affect the liability of Borrower under this Note or any endorser or guarantor hereof even though the Borrower or such endorser or guarantor is not a party to such agreement.

                  (b) Failure of Lender to exercise any of the options granted herein to Lender upon the happening of one or more of the events giving rise to such options shall not constitute a waiver of the right to exercise the same or


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any other  option at any  subsequent  time in  respect  to the same or any other event. The acceptance by Lender of any payment hereunder that is less than payment in full of all amounts due and payable at the time of such payment shall not constitute a waiver of the right to exercise any of the options granted herein to Lender at that time or at any subsequent time or nullify any prior exercise of any such option without the express written acknowledgment of the Lender.

                                 10. EXCULPATION

                  (a) Notwithstanding anything in the Loan Documents to the contrary, but subject to the qualifications below, Lender and Borrower agree that:

                           (i)      Borrower shall  be Liable  upon the Debt and
for the other obligations arising under the Loan Documents to the full extent (but only to the extent) of the security therefor, provided, however, that in the event (A) of fraud, wilful misconduct or material misrepresentation by Borrower, its general partners, if any, its members, if any, its principals, its affiliates, its agents or its employees or by any Guarantor or any Indemnitor in connection with the loan evidenced by this Note, (B) of Borrower's breach or default under Sections 4.3 or 8.2 of the Security Instrument, or (C) the Property or any part thereof becomes an asset in a voluntarybankruptcy or insolvency proceeding, the limitation on recourse set forth in this Subsection 10(a) will be null and void and completely inapplicable, and this Note shall be with full recourse to Borrower;

                           (ii)     If a default occurs in the timely and proper
payment of all or any part of the Debt, Lender shall not enforce the liability and obligation of Borrower to perform and observe the obligations contained in this Note or the Security Instrument by any action or proceeding wherein a money judgment shall be sought against Borrower, except that Lender may bring a foreclosure action, action for specific performance or other appropriate action or proceeding to enable Lender to enforce and realize upon the Security Instrument, the Other Loan Documents and the interest in the Property, the Rents and any other collateral given to Lender created by the Security Instrument and the Other Loan Documents; provided, however, that any judgment in any action or proceeding shall be enforceable against Borrower only to the extent of Borrower's interest in the Property, in the Rents and in any other collateral given to Lender. Lender, by accepting this Note and the Security Instrument agrees that it shall not, except as otherwise herein provided, sue for, seek or demand any deficiency judgment against Borrower in any action or proceeding, under or by reason of or under or in connection with this Note, the Other Loan Documents or the Security Instrument.

                           (iii)   The provisions of this Subsection 10(a) shall
not (A) constitute a waiver, release or impairment of any obligation evidenced or secured by this Note, the Other Loan Documents or the Security Instrument;
(B) impair the right of Lender to name Borrower as a party defendant in any action or suit for judicial foreclosure and sale under the Security Instrument;
(C) affect the validity or enforceability of any indemnity, guaranty, master lease or similar instrument made in connection with this Note, the Security


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Instrument,  or the Other  Loan  Documents;  (D)  impair  the right of Lender to obtain the appointment of a receiver, (E) impair the enforcement of the Assignment executed in connection herewith; (F) impair the right of Under to enforce the provisions of Article 11 of the Security Instrument; or (G) impair the right of Lender to obtain a deficiency judgment or judgment on this Note against Borrower if necessary to obtain any insurance proceeds or condemnation
awards  to  which  Lender  would   otherwise  be  entitled  under  the  Security
Instrument; provided, however, Lender shall only enforce such judgment against the insurance proceeds and/or condemnation awards.

                           (iv)   Notwithstanding the provisions of this Article
to the contrary, Borrower shall be personally liable to Lender for the Losses it incurs due to: (A) the misapplication or misappropriation of Rents; (B) the misapplication or misappropriation of insurance proceeds or condemnation awards;
(C) Borrower's failure to return or to reimburse Lender for all Personal Property taken from the Property by or on behalf of Borrower and not replaced with Personal Property of the same utility and of the same or greater value; (D) any act of actual waste or arson by Borrower, any principal, affiliate, general partner or member thereof or by any Indemnitor or any Guarantor, (E) any fees or commissions paid by Borrower to any principal, affiliate, general partner or member of Borrower, any Indemnitor or any Guarantor in violation of the terms of this Note, the Security Instrument or the Other Loan Documents; (F) Borrower's failure to comply with the provisions of Section 11.2 of the Security Instrument; or (G) any breach of the Environmental Indemnity.

                  (b) Nothing herein shall be deemed to be a waiver of any right which Lender may have under Sections 506(a), 506(b), 1111 (b) or any other provisions of the Bankruptcy Code to file a claim for the full amount of the Debt or to require that all collateral shall continue to secure all of the Debt owing to Lender in accordance with this Note, the Security Instrument and the Other Loan Documents.

                                  11. AUTHORITY

         Borrower (and the undersigned representative of Borrower, if any) represents that Borrower has full power, authority and legal right to execute, deliver and perform its obligations pursuant to this Note and the other Loan Documents and that this Note and the other Loan Documents constitute legal, valid and binding obligations of Borrower. Borrower further represents that the loan evidenced by the Loan Documents was made for business or commercial purposes and not for personal, family or household use.

                                   12. NOTICES

         All notices or other communications required or permitted to be given pursuant hereto shall be given in the manner and be effective as specified in the Security Instrument, directed to the parties at their respective addresses as provided therein.



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                                  13. TRANSFER

         Lender shall have the unrestricted right at any time or from time to time to sell this Note and the loan evidenced by this Note and the Loan Documents or participation interests therein. Borrower shall execute, acknowledge and deliver any and all instruments requested by Lender to satisfy such purchasers or participants that the unpaid indebtedness evidenced by this
Note is outstanding upon the terms and provisions set out in this Note and the other Loan Documents. To the extent, if any, specified in such assignment or participation, such assignee(s) or participant(s) shall have the rights and benefits with respect to this Note and the other Loan Documents as such assignee(s) or participant(s) would have if they were the Lender hereunder.

                           14. WAIVER OF TRIAL BY JURY

         BORROWER HEREBY AGREES NOT TO ELECT A TRIAL BY JURY OF ANY ISSUE TRIABLE OF RIGHT BY JURY, AND WAIVES ANY RIGHT TO TRIAL BY JURY FULLY TO THE EXTENT THAT ANY SUCH RIGHT SHALL NOW OR HEREAFTER EXIST WITH REGARD TO THIS NOTE OR THE OTHER LOAN DOCUMENTS, OR ANY CLAIM, COUNTERCLAIM OR OTHER ACTION ARISING IN CONNECTION THEREWITH INCLUDING, BUT NOT LIMITED TO, THOSE RELATING TO W ALLEGATIONS THAT A PARTNERSHIP EXISTS BETWEEN LENDER AND BORROWER; (B) USURY OR PENALTIES OR DAMAGES THEREFOR; (C) ALLEGATIONS OF UNCONSCIONABLE ACTS. DECEPTIVE TRADE PRACTICE, LACK OF GOOD FAITH OR FAIR DEALING, LACK OF COMMERCIAL
REASONABLENESS, OR SPECIAL RELATIONSHIPS (SUCH AS FIDUCIARY,TRUST OR CONFEDENTIAL RELATIONSHIP); (D) ALLEGATIONS OF DOMINION, CONTROL, ALTER EGO, INSTRUMENTALITY, FRAUD, REAL ESTATE FRAUD, MISREPRESENTATION, DURESS, COERCION, UNDUE INFLUENCE INTERFERENCE OR NEGLIGENCE; (E) ALLEGATIONS OF TIORTIOUS INTERFERENCE WITH PRESENT OR PROSPECTIVE BUSINESS RELATIONSHIPS OR OF ANTITRUST, OR (F) SLANDER, LIBEL OR DAMAGE TO REPUTATION. THIS WAIVER OF RIGHT TO TRIAL BY JURY IS GIVEN KNOWINGLY AND VOLUNTARILY BY BORROWER, AND IS INTENDED TO ENCOMPASS INDIVIDUALLY EACH INSTANCE AND EACH ISSUE AS TO WHICH THE RIGHT TO A TRIAL BY JURY WOULD 0THERWISE ACCRUE. LENDER IS HEREBY AUTHORIZED TO FILE A COPY OF THIS PARAGRAPH IN ANY PROCEEDING AS CONCLUSIVE EVIDENCE OF THIS WAIVER BY BORROWER.

                               15. APPLICABLE LAW

         This Note shall be governed by and construed in accordance with the laws of the State of Texas (without regard to any conflict of laws or principles) and the applicable laws of the United States of America.



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                                16. JURISDICTION

         BORROWER HEREBY IRREVOCABLY SUBMITS TO THE JURISDICTION OF ANY COURT OF COMPETENT JURISDICTION LOCATED IN THE STATE IN WHICH THE PROPERTY IS LOCATED IN CONNECTION WITH ANY PROCEEDING OUT OF OR RELATING TO THIS NOTE.

                               17. NO ORAL CHANGE

         The provisions of this Note and the Loan Documents may be amended or revised only by an instrument in writing signed by the Borrower and Lender. This Note and all the other Loan Documents embody the final, entire agreement of Borrower and Lender and supersede any and all prior commitments, agreements, representations and understandings, whether written or oral, relating to the subject matter hereof and thereof and may not be contradicted or varied by evidence of prior, contemporaneous or subsequent oral agreements or discussions of Borrower and Lender. There are no oral agreements between Borrower and Lender.

         Executed as of the day and year first above written.

                                    BORROWER
                                                     CADIZ PROPERTIES, INC.,
                                                     a Texas corporation



                                                     By:/s/James Williams
                                                        ------------------------
                                                     Name: James Williams
                                                     Title:   Secretary



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